As filed with the Securities and Exchange Commission on October 20, 2005

Investment Company Act File No. 811- 10179

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 5	☒

(Check appropriate box or boxes.)

MASTER BASIC VALUE TRUST

(Exact Name Of Registrant As Specified In Charter)

P.O. BOX 9011, PRINCETON, NEW JERSEY 08543-9011

(Address Of Principal Executive Offices)

(609) 282-2800

(Registrant’s Telephone Number, Including Area Code)

Robert C. Doll, Jr.

Master Basic Value Trust

P.O. Box 9011

Princeton, New Jersey 08543-9011

(Name and address of agent for service)

Copies to:

Counsel for the Trust:
Brian M. Kaplowitz, Esq.	Andrew J. Donohue, Esq.
SIDLEY AUSTIN BROWN & WOOD LLP	FUND ASSET MANAGEMENT, L.P.
787 Seventh Avenue	P.O. Box 9011
New York, New York 10019-6018	Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

Master Basic Value Trust (the “Trust”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 35 of the Registration Statement on Form N-1A (Securities Act File No. 2-58521 and Investment Company Act File No. 811-2739) of Merrill Lynch Basic Value Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”) and (b) Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (Securities Act File No. 333-38060 and Investment Company Act File No. 811-09957) of Mercury Basic Value Fund, Inc. (the “Mercury Fund” and, together with the Merrill Lynch Fund, the “Funds”), as amended to date (the “Mercury Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund.

To date, the Funds invest all of their respective assets in beneficial interests in the Trust. The Funds are the only funds that currently invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

1

PART A

October 20, 2005

MASTER BASIC VALUE TRUST

Responses to items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of instruction B of the General Instructions to Form N-1A.

Item 4. —Investment Objective, Principal Investment Strategies, and Related Risks.

(a)  Investment Objective.

The Trust’s investment objective is to seek capital appreciation and, secondarily, income.

(b)  Implementation of Investment Objective.

Outlined below are the main strategies the Trust uses in seeking to achieve its investment objective.

The Trust tries to achieve its investment objective by investing in securities, primarily equity securities, that Trust management believes are undervalued and therefore represent basic investment value.

The Trust places particular emphasis on companies with below average price/earnings ratios that may pay above average dividends. The Trust purchases primarily common stock of U.S. companies in trying to meet its objectives. The Trust management may also determine a company is undervalued if its stock price is down because of temporary factors from which the Trust management believes the company will recover. The Trust focuses its investments on companies with a market capitalization over $5 billion.

Trust management believes that favorable changes in market prices are more likely to occur when:

•	Stocks are out of favor

•	Company earnings are depressed

•	Price/earnings ratios are relatively low

•	Investment expectations are limited

•	There is no general interest in a security or industry

On the other hand, Trust management believes that negative developments are more likely to occur when:

•	Investment expectations are generally high

•	Stock prices are advancing or have advanced rapidly

•	Price/earnings ratios have been inflated

•	An industry or security continues to become popular among investors

Trust management believes that stocks with relatively high price/earnings ratios are more vulnerable to price declines from unexpected adverse developments. At the same time, stocks with relatively low price/earnings ratios are more likely to benefit from favorable but generally unanticipated events. Thus, the Trust may invest a large part of its net assets in stocks that have weak research ratings.

The Trust may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Trust determines that the issuer no longer meets the criteria Trust management has established for the purchase of such securities or if Trust management thinks there is a more attractive investment opportunity in the same category.

Other Strategies. In addition to the main strategies discussed above, the Trust may use certain other investment strategies.

The Trust may invest up to 25% of its total assets in the securities of foreign companies. The Trust concentrates its foreign exposure on established companies in developed countries. Although the Trust may invest in emerging markets or underdeveloped countries from time to time, the Trust does not speculate on such markets or countries.

The Trust will normally invest a portion of its assets in short-term debt securities, such as commercial paper. As a temporary measure for defensive purposes, the Trust may invest in these securities without limitation. The Trust may also increase its investment in these securities when Trust management is unable to find enough attractive long term investments to reduce exposure to equity securities when Trust management believes it is advisable to do so, or to meet redemptions. Investments in these short-term debt securities typically can be sold easily and have limited risk of loss but may limit the Trust’s ability to achieve its investment objective.

The Trust may lend its portfolio securities, and may invest its uninvested cash balances in affiliated money market funds.

The Trust may use derivatives to hedge its portfolio against market and currency risks or to gain exposure to equity markets. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index such as the S&P 500 Index. The derivatives that the Trust may use include indexed and inverse securities, options on portfolio positions or currencies, financial and currency futures, options on such futures, forward foreign currency transactions and swaps.

(c)  Risks.

Set forth below is a summary discussion of the general risks of investing in the Trust. As with any fund, no assurance can be given that the Trust will meet its investment objective, or that the Trust’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Trust.

Market Risk and Selection Risk—Market risk is the risk that one or more markets in which the Trust invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Trust management selects will underperform the markets, the relevant indices or securities selected by other funds with similar investment objectives and investment strategies.

Value Investing Style Risk—The Trust follows an investing style that favors value investments. Historically, value investments have performed best during periods of economic recovery. Therefore, the value investing style may over time go in and out of favor. At times when the value investing style is out of favor, the Trust may underperform other equity funds that use different investing styles.

The Trust may also be subject to certain other risks associated with its investments and investment strategies, including:

Foreign Securities Risk—The Trust may invest in issuers located in countries other than the United States. This may expose the Trust to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of foreign securities transactions are often higher than those of U.S. transactions

•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States

•	Foreign holdings may be adversely affected by foreign governmental action

•	International trade barriers or economic sanctions against certain countries may adversely affect these holdings

•	The economies of certain countries may compare unfavorably with the U.S. economy

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

These risks are generally greater for investments in issuers located in emerging markets.

Borrowing and Leverage Risk—The Trust may borrow for temporary emergency purposes including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the return on the Trust’s portfolio. Borrowing will cost the Trust interest expense and other fees. The cost of borrowing may reduce the Trust’s return. Certain securities that the Trust may buy or other techniques that the Trust may use may create leverage including, but not limited to, when issued securities, forward commitment options and warrants.

Securities Lending—The Trust may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

Derivatives—The Trust may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

Credit Risk—the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to the Trust.

Currency Risk—the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk—the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk—the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Trust may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Trust’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

Because the Trust may use derivatives to seek to enhance returns, its investments will expose the Trust to the risks outlined above to a greater extent than if the Trust used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

Indexed and Inverse Securities—The Trust may invest in securities the potential return of which is directly related to changes in an underlying index, known as indexed securities. The return on indexed securities will rise when the underlying index rises and fall when the index falls. The Trust may also invest in securities whose return is inversely related to changes in an index or interest rate (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index or interest rate goes up and increase when that index or interest rate goes down. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or equity index levels than other securities, and the investment in such instruments may decline significantly in value if interest rates or equity index levels move in a way management does not anticipate.

Illiquid Securities—The Trust may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Trust buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities—Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Trust may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Trust management receives material nonpublic information about the issuer, the Trust may as a result be unable to sell the securities.

Convertible Securities—Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Rule 144A Securities— Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Standby Commitment Agreements— Standby commitment agreements commit the Trust, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Trust at the option of the issuer. Standby commitment agreements involve the risk that the security the Trust buys will lose value prior to its delivery to the Trust and will no longer be worth what the Trust has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Trust loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

When Issued and Delayed Delivery Securities and Forward Commitments— The Trust may purchase or sell securities that it is entitled to receive on a when issued basis. The Trust may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Trust buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Trust loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d)  Portfolio Holdings.

For a discussion of the Trust’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement. The Trust’s top ten holdings are made available on a monthly basis at www.mutualfunds.ml.com, generally within 12 business days after the end of the month to which the information applies.

Item 5. —Management, Organization, and Capital Structure.

(a)(1)  Investment Adviser.

Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”) manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The investment advisory agreement between the Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Trust.

The Trust pays the Investment Adviser a fee at the annual rate of 0.60% of the average daily net assets for the first $100 million; 0.50% of the average daily net assets from $100 million to $200 million; and 0.40% of the average daily net assets above $200 million. For the fiscal year ended June 30, 2005, the Investment Adviser received a fee at the annual rate of 0.40% of the Trust’s average daily net assets.

The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $518 billion in investment company and other portfolio assets under management as of September 2005.

Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its interest holders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Trust. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Trust. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in Merrill Lynch having positions that are adverse to those of the Trust. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, Merrill Lynch may compete with the Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage. The Trust may also make brokerage and other payments to Merrill Lynch in connection with the Trust’s portfolio investment transactions.

Under a securities lending program approved by the Trust’s Board of Trustees, the Trust has retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Trust to the extent that the Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, Merrill Lynch is among the entities to which the Trust may lend its portfolio securities under the securities lending program.

The activities of the Investment Adviser or its affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its interest holders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See the Part B of this Registration Statement for further information.

(a)(2)  Portfolio Manager.

Kevin Rendino and Robert Martorelli are the co-portfolio managers of the Fund, and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio and the selection of its investments. Mr. Rendino is a Vice President of the Fund and has been a Managing Director of Merrill Lynch Investment Mangers (“MLIM”) since 2000 and was First Vice President of MLIM from 1997 to 2000. Mr. Martorelli is a Vice President of the Fund and has been a Managing Director of MLIM since 2000 and was First Vice President of MLIM from 1997 to 2000. Both Mr. Rendino and Mr. Martorelli have been portfolio managers with the Investment Adviser and MLIM for more than five years.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Fund shares, please see Part B of this Registration Statement.

(b)  Capital Stock.

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, a Feeder Fund would be entitled to its pro rata share of the assets of the Trust that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust.

Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions.

Item 6. —Shareholder Information.

(a)  Pricing of Beneficial Interests in the Trust.

The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The Trust may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities money market instruments and certain fixed income securities, generally is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Trust’s net asset value. If market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security or if a security’s value has been materially affected by events occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Trustees believes more accurately reflects the fair value.

The Board has adopted valuation procedures for the Trust and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that materially affect the Trust’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Trust. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

If, after the close of the principal market on which a security held by the Trust is traded and before the time as of which the Trust’s net asset value is calculated that day, a significant event occurs that the Investment Adviser learns of and believes in the exercise of its judgment will cause a material change in the value of that security from the closing price of the security on the principal market on which it is traded, the Investment Adviser will use its best judgment to determine a fair value for that security. The Investment Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The fair valuation procedures, therefore, include a procedure whereby foreign securities prices may be “fair valued” by an independent pricing service approved by the Board of Trustees to take those factors into account.

The Trust’s use of fair value pricing is designed to ensure that the Trust’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Trust on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE or the next determination of net asset value of the Trust.

(b)  Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c)  Redemption of Beneficial Interests in the Trust.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day that the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d)  Dividends and Distributions.    Not Applicable

(e)  Frequent Purchase and Redemption of Trust Interests

The Trust does not offer its beneficial interests for sale to the general public, nor does it offer an exchange privilege. However, the Trust may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account—How to Buy, Sell, Transfer and Exchange Shares—Short-Term Trading” in Part A of the Merrill Lynch Registration Statement and the Mercury Registration Statement for more information.

(f)  Tax Consequences

The Trust intends to operate as a partnership for Federal income tax purposes. Accordingly, the Trust will not be subject to any Federal income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 7. —Distribution Arrangements.

(a)  Sales Loads.    Not Applicable.

(b)  12b-1 Fees.    Not Applicable.

(c)  Multiple Class and Master Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement and Part A of the Mercury Registration Statement under “Master/Feeder Structure.”

PART B

October 20, 2005

MASTER BASIC VALUE TRUST

Item 9.—Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Basic Value Trust (the “Trust”), dated October 20, 2005, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of this Registration Statement, please call the Trust at 1-888-637-3863, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 35 of the Registration Statement on Form N-1A (Securities Act File No. 2-58521 and Investment Company Act File No. 811-2739) of Merrill Lynch Basic Value Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”) and (b) Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (Securities Act File No. 333-38060 and Investment Company Act File No. 811-09957) of Mercury Basic Value Fund, Inc. (the “Mercury Fund” and, together with the Merrill Lynch Fund, the “Funds”), as amended to date (the “Mercury Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund. Part B of the Mercury Registration Statement includes the statement of additional information of the Mercury Fund.

The Trust is part of a “master/feeder” structure. The Funds invest their respective assets in beneficial interests of the Trust. The Funds are the only feeder funds that currently invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

Item 10.—Trust History.

The Trust is an open-end management investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware.

Item 11.—Description of the Trust and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the section entitled “Investment Objective and Policies” in Part I of Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement and from the section entitled “Investment Risks and Considerations” in Part II of Part B of the Merrill Lynch Registration Statement.

Information on the Trust’s policies and procedures with respect to the selective disclosure of the Trust’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of Merrill Lynch Registration Statement and the section entitled “Management of The Fund—Selective Disclosure of Portfolio Holdings” in Part B of the Mercury Registration Statement.

Item 12.—Management of the Trust.

(a)  Management Information.

The Trustees of the Trust consist of six individuals, five of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of funds overseen in the complex of funds advised by Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”), Merrill Lynch Investment Managers, L.P. (“MLIM”) or their affiliates (“MLIM/FAM-advised funds”), and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
DONALD W. BURTON (61)	Trustee	Trustee since 2002	General Partner of The Burton Partnership, Limited Partnership (an Investment Partnership) since 1979; Managing General Partner of The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration since 2001.	23 registered investment companies consisting of 42 portfolios	Knology, Inc. (telecommunications); Symbion, Inc. (health care)

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships

LAURIE SIMON HODRICK (43)	Trustee	Trustee since 2000	Professor of Finance and Economics, Graduate School of Business, Columbia University since 1998.	23 registered investment companies consisting of 42 portfolios	None

JOHN FRANCIS O’BRIEN (62)	Trustee	Trustee since 2005	President and Chief Executive Officer of Allmerica Financial Corporation (financial service holding company) from 1995 to 2002 and Director from 1995 to 2003; President of Allmerica Investment Management Co., Inc. (investment adviser) from 1989 to 2002, Director from 1989 to 2002 and Chairman of the Board from 1989 to 1990; President, Chief Executive Officer and Director of First Allmerica Financial Life Insurance Company from 1989 to 2002; and Director of various other Allmerica Financial companies until 2002; Director since 1989 and since 2004 member of the Governance Nominating Committee, Member of the Compensation Committee of ABIOMED since 1989 and member of the Audit Committee of ABIOMED from 1990 to 2004; Director and member of the Governance and Nomination Committee of Cabot Corporation and member of the Audit Committee since 1990; Director and member of the Audit Committee and Compensation Committee of LKQ Corporation since 2003; Lead Director of TJX Companies, Inc. since 1999; Trustee of the Woods Hole Oceanographic Institute since 2003.	23 registered investment companies consisting of 42 portfolios	ABIOMED (medical device manufacturer), Cabot Corporation (chemicals), LKQ Corporation (auto parts manufacturing) and TJX Companies, Inc. (retailer)

DAVID H. WALSH (64)	Trustee	Trustee since 2003	Consultant with Putnam Investments from 1993 to 2003, and employed in various capacities therewith from 1973 to 1992; Director, The National Audubon Society since 1998; Director, The American Museum of Fly Fishing since 1997.	23 registered investment companies consisting of 42 portfolios	None

FRED G. WEISS (64)***	Trustee	Trustee since 2000	Managing Director of FGW Associates since 1997; Vice President, Planning Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of the Michael J. Fox Foundation for Parkinson’s Research since 2000; Director of BTG International PLC (a global technology commercialisation company) since 2001.	23 registered investment companies consisting of 42 portfolios	Watson Pharmaceutical Inc. (pharmaceutical company)

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, or until his or her death, resignation, or removal as provided in the Trust’s by-laws or Declaration of Trust or by statute, or until December 31 of the year in which he or she turns 72.
***	Chairman of the Board of Trustees and the Audit Committee.

Certain biographical and other information relating to the Trustee who is an “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held:

Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
ROBERT C. DOLL, JR. (51)***	President and Trustee	President and Trustee**** since 2005	President of the MLIM/FAM-advised funds since 2005; President of MLIM and FAM since 2001; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	130 registered investment companies consisting of 175 portfolios	None

DONALD C. BURKE (45)	Vice President and Treasurer	Vice President and Treasurer since 2000	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999 and Director since 2004; Vice President of FAM Distributors, Inc. (“FAMD”) since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds since 2004.	136 registered investment companies consisting of 181 portfolios	None

ROBERT J. MARTORELLI (48)	Vice President and Co-Portfolio Manager	Vice President since 2002	Managing Director of MLIM since 2000; First Vice President of MLIM from 1997 to 2000.	7 registered investment companies consisting of 5 portfolios	None

KEVIN RENDINO (39)	Vice President and Co-Portfolio Manager	Vice President since 2001	Managing Director of MLIM since 2000; First Vice President of MLIM from 1997 to 2000.	7 registered investment companies consisting of 5 portfolios	None

JEFFREY HILLER (54)	Chief Compliance Officer	Chief Compliance Officer since 2004	Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; and Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Commission’s Division of Enforcement in Washington, DC from 1990 to 1995.	137 registered investment companies consisting of 182 portfolios	None

ALICE A. PELLEGRINO (45)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and Princeton Services since 2004.	131 registered investment companies consisting of 176 portfolios	None

*	The address for the officers and interested Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
***	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Trust based on his positions with FAM, MLIM, Princeton Services and Princeton Administrators.
****	As a Trustee, Mr. Doll serves until his successor is elected and qualified, or until his death, resignation, or removal as provided in the Trust’s by-laws or Declaration of Trust or by statute, or until December 31 of the year in which he turns 72.

(b)  Board of Trustees

Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended June 30, 2005.

Each non-interested Trustee is also a member of the Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by interest holders of the Trust or Feeder Fund stockholders as it deems appropriate. Interest holders of the Trust or Feeder Fund stockholders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee met four times during the Trust’s fiscal year ended June 30, 2005.

Share Ownership.    Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the MLIM/FAM-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2004 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Trust*	Aggregate Dollar Range of Equity Securities in All Supervised Funds
Interested Trustee:
Robert C. Doll, Jr.	N/A	Over $100,000
Non-Interested Trustees:
Donald W. Burton	N/A	Over $100,000
Laurie Simon Hodrick	N/A	Over $100,000
John Francis O’Brien**	N/A	None
David H. Walsh	N/A	Over $100,000
Fred G. Weiss***	N/A	Over $100,000

*	The Trust does not offer beneficial interests for sale to the public.
**	Mr. O’Brien became a Trustee of the Trust effective February 28, 2005.
***	Chairman of the Board and the Audit Committee.

As of the date of this Part B, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of December 31, 2004, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”).

Consideration of the Investment Advisory Agreement

Activities of and Composition of the Board of Trustees. All but one member of the Board of Trustees of the Trust is a non-interested Trustee whose only association with the Investment Adviser or other Merrill Lynch affiliates is as a trustee of the Trust and certain other funds advised by the Investment Adviser or its affiliates. The Chairman of the Board is also a non-interested Trustee. New Trustee nominees are chosen as nominees by a Nominating Committee of non-interested Trustees. All non-interested Trustees also are members of the Board’s Audit Committee and the non-interested Trustees meet in executive session at each regular Board meeting. The Board and the Audit Committee meet in person for at least two days each quarter and conduct other in person and telephone meetings throughout the year, some of which are formal board meetings and some of which are informational meetings. The non-interested counsel to the non-interested Trustees attends all in person Board and Audit Committee meetings and other meetings at the independent Trustees’ request.

Investment Advisory Agreement–Matters Considered by the Board

Every year, the Board considers approval of the Investment Advisory Agreement and throughout each year, reviews and evaluates the performance of and services provided by the Investment Adviser. The Board assesses the nature, scope and quality of the services provided to the Trust by the personnel of the Investment Adviser, and its affiliates, including administrative services, shareholder services, oversight of fund accounting, marketing services and assistance in meeting legal and regulatory requirements. The Board also receives and assesses information regarding the services provided to the Trust by certain unaffiliated service providers.

At various times throughout the year, the Board also considers a range of information in connection with its oversight of the services provided by the Investment Adviser and its affiliates. Among the matters considered with respect to the Trust are: (a) fees (in addition to management fees) paid to the Investment Adviser and its affiliates by the Trust, such as fees for marketing and distribution; (b) Trust operating expenses paid to third parties; (c) the resources devoted to and compliance reports relating to the Trust’s investment objective, policies and restrictions, and its compliance with its Code of Ethics and the Investment Adviser’s compliance policies and procedures; and (d) the nature, cost and character of non-investment management services provided by the Investment Adviser and its affiliates.

The Board believes that the Investment Adviser is one of the most experienced global asset management firms and considers the overall quality of services provided by the Investment Adviser to be generally of high quality. The Board also believes that the Investment Adviser is financially sound and well managed and notes that the Investment Adviser is affiliated with one of America’s largest financial firms. The Board believes that, for many of the Funds’ shareholders, the investment involves the selection of the Investment Adviser as the investment adviser to the Fund. The Board works closely with the Investment Adviser in overseeing the Investment Adviser’s efforts to achieve good performance. As part of this effort, the Board discusses portfolio manager effectiveness and, when performance is not satisfactory, discusses with the Investment Adviser taking steps such as changing investment personnel.

Annual Consideration of Approval by the Board of Trustees. In the period prior to the Board meeting to consider renewal of the Investment Advisory Agreement, the Board requests and receives materials specifically relating to the Investment Advisory Agreement. These materials are prepared with respect to each Fund, and include (a) information compiled by Lipper Inc. (“Lipper”) on the fees and expenses and the investment performance of the Fund as compared to a comparable group of funds as classified by Lipper; (b) sales and redemption data for the Fund; (c) a discussion by the Trust’s/Fund’s portfolio management team regarding investment strategies used by the Trust/Fund during its most recent fiscal year; (d) information on the profitability to the Investment Adviser and its affiliates of the Investment Advisory Agreement and other relationships with the Trust/Fund; and (e) information provided by the Investment Adviser concerning investment advisory fees charged to other clients, such as other mutual funds and offshore funds under similar investment mandates and generally to institutional clients. The Board also considers other matters it deems important to the approval process such as payments made to the Investment Adviser or its affiliates relating to the distribution of Fund shares, services related to the valuation and pricing of Trust/Fund portfolio holdings, allocation of Trust/Fund brokerage fees (including the related benefits to the Investment Adviser of “soft dollars”), the Trust’s/Fund’s portfolio turnover statistics, and direct and indirect benefits to the Investment Adviser and its affiliates from their relationship with the Trust/Fund.

Certain Specific Renewal Data

In connection with the most recent renewal of the Trust’s Investment Advisory Agreement, in November 2004, the non-interested Directors’/Trustees’ and Board’s review included the following:

The Investment Adviser’s Services and Fund Performance. The Board reviewed the nature, extent and quality of services provided by the Investment Adviser, including the investment advisory services and the resulting performance of each Fund. The Board focused primarily on the Investment Adviser’s investment advisory services and the Fund’s investment performance. The Board compared each Fund’s performance - both including and excluding the effects of the Trust’s/Fund’s fees and expenses - to the performance of a comparable group of mutual funds, and the performance of a relevant index or combination of indices. While the Board reviews performance data at least quarterly, consistent with the Investment Adviser’s investment goals, the Board attaches more importance to performance over relatively long periods of time, typically three to five years. With respect to the Mercury Fund, the Board noted that the Fund’s performance within the group for each of the one and three years periods ended June 30, 2004 was in the first quartile. The Mercury Fund commenced operations October 16, 2000. With respect to the Merrill Lynch Fund, the Board noted that the Fund’s performance within the group for each of the one, three, and five year periods ended June 30, 2004 was in the first quartile. The Board concluded that each Fund’s performance was consistent with the Trust’s/Fund’s investment objective and the renewal of the Investment Advisory Agreement.

The Investment Adviser’s Personnel and Investment Process. The Board reviewed the investment objectives and strategies of the Trust and each Fund. The Board discussed with senior management of the Investment Adviser responsible for investment operations and the senior management of the Investment Adviser’s equity investing group the strategies being used to achieve the stated objectives. Among other things, the Board considered the size, education and experience of the Investment Adviser’s investment staff, its use of technology, and the Investment Adviser’s approach to training and retaining portfolio managers and other research, advisory and management personnel. The Board also reviewed the Investment Adviser’s compensation policies and practices with respect to the Trust’s/Fund’s portfolio managers. The Board considered the experience of the Trust’s/Fund’s portfolio management team and noted that Mr. Martorelli and Mr. Rendino, the Trust’s/Fund’s co-portfolio managers, have over twenty and over seventeen years’ experience in portfolio management, respectively. The Board concluded that the Investment Adviser and its investment staff and the Trust’s/Fund’s portfolio managers have extensive experience in analyzing and managing the types of investments used by the Trust and each Fund and that the Trust and the Fund benefit from that expertise.

Management Fees and Other Expenses. The Board reviewed each Trust’s/Fund’s contractual management fee rate and actual management fee rate as a percentage of total assets at common asset levels - the actual rate includes advisory and administrative service fees and the effects of any fee waivers - compared to the other funds in its Lipper category. It also compared the Trust’s/ Fund’s total expenses to those of other, comparable funds. The Board considered the services provided to and the fees charged by the Investment Adviser to other types of clients such as other mutual funds and off-shore funds, with similar investment mandates and noted that the fees charged by the Investment Adviser in those cases typically exceeded those being charged to the Trust/Fund. The Board also noted that, as a general matter, fees charged to institutional clients were lower than the fees charged to the Trust/Fund, but determined that the Investment Adviser provided less extensive services to such clients. With respect to the Mercury Basic Value Fund, the Board noted that the contractual management fee rate for the Trust/Fund was higher than the median fee rate charged by its peer group, as determined by Lipper, and the Trust’s/Fund’s actual management fee rate was much lower than the median of its peers. The Board noted that Mercury Fund has a 0.25% administration fee charged at the Fund level, in addition to a contractual expense limitation of 1.40%. With respect to the Merrill Lynch Fund, the Board noted that the contractual and actual management fee rates for the Trust/Fund were lower than the median fee rates charged by its peer group, as determined by Lipper. The Board has concluded that each Trust’s/Fund’s management fee and fee rate and overall expense ratio are reasonable compared to those of other, comparable funds.

Profitability. The Board considered the cost of the services provided to the Trust and/or the Fund by the Investment Adviser and the Investment Adviser’s and its affiliates’ profits relating to the management and distribution of the Fund and the MLIM/FAM-advised funds. As part of its analysis, the Board reviewed the Investment Adviser’s methodology in allocating its costs to the management of the Trust and the Fund and concluded that there was a reasonable basis for the allocation. The Board believes the Investment Adviser’s profits are reasonable in relation to the nature and quality of the services provided.

Economies of Scale. The Board considered the extent to which economies of scale might be realized as the assets of the Trust and Funds increase and whether there should be changes in the management fee rate or structure in order to enable the Trust and the Funds to participate in these economies of scale. The Board noted that the Investment Advisory Agreement included breakpoints, and that because it had over $8 billion in assets, the Trust had reached the lowest advisory fee breakpoint and was paying the advisory fee at the rate of 0.40%. The Board determined that the current management fee structure was reasonable and that no changes were currently necessary.

Conclusion. After the non-interested Trustees deliberated in executive session, the entire Board including all of the non-interested Trustees, approved the renewal of the existing Investment Advisory Agreement, concluding that the advisory fee was reasonable in relation to the services provided and that a contract renewal was in the best interests of the shareholders.

(c) Com pensation

The Trust and the Funds pay each non-interested Trustee for service on the Board and Audit Committee a combined fee of $10,000 per year plus $1,000 per in person Board meeting attended and $1,000 per in person Audit Committee meeting attended. The Trust and Funds pay the Chairman of the Audit Committee an additional fee of $2,000 per year. Each non-interested Trustee also receives an aggregate fee of $3,000 for each separate in-person special meeting attended, which is allocated equally among all the applicable MLIM/FAM-advised funds overseen by the Trustees. The Trust and Funds reimburse each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board, Audit Committee and any Nominating Committee meetings. The Audit Committee met four times during the fiscal year ended June 30, 2005.

The following table shows the compensation earned by the non-interested Directors/Trustees for the fiscal year ended June 30, 2005, and the aggregate compensation paid to them from all registered investment companies advised by the Investment Adviser and its affiliate, MLIM, for the calendar year ended December 31, 2004.

Name	Compensation from Funds/Trust	Pension or Retirement Benefits Accrued as Part of Trust Expense	Aggregate Compensation from Trust and Other MLIM/FAM- Advised Funds+
Donald W. Burton	$18,300	None	$195,500
M. Colyer Crum*	$10,300	None	$169,125
Laurie Simon Hodrick	$18,300	None	$195,500
John Francis O’Brien**	$5,333	None	$20,917
David H. Walsh	$18,300	None	$195,500
Fred G. Weiss***	$18,300	None	$195,500

+	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on page 6.
*	Mr. Crum retired as a Trustee effective January 1, 2005. He served as Chairman of the Audit Committee until December 31, 2004.
**	Mr. O’Brien became a Trustee of the Trust effective February 28, 2005.
***	Chairman of the Board and Audit Committee.

(d)  Sales Loads. Not Applicable.

(e) Code of Ethics

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust, the Feeder Funds, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Merrill Lynch Registration Statement and in Part B of the Mercury Registration Statement.

Item 13.—Control Persons and Principal Holders of Securities.

As of October 4, 2005, the Merrill Lynch Fund, a Maryland corporation, owns 99.90% of the beneficial interests in the Trust. The Mercury Fund, a Maryland corporation, owns 0.10% of the beneficial interests in the Trust.

Item 14.—Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference to Part A of the Merrill Lynch Registration Statement and Mercury Registration Statement and the sections entitled “Management and Advisory Arrangements” and “Management and Other Service Arrangements” in Parts I and II of Part B of the Merrill Lynch Registration Statement and the sections entitled “Management and Advisory Arrangements” and “General Information” in Part B of the Mercury Registration Statement. The following list identifies the specific sections in Part B of each Fund’s Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement
Item 14(a)	Management and Advisory Arrangements Management and Other Service Arrangements	* **
Item 14(c)	Management and Advisory Arrangements	*
Item 14(d)	Management and Advisory Arrangements Management and Other Service Arrangements	* **
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A — Back Cover Management and Advisory Arrangements	**
*	Excluding the subsection entitled “ Transfer Agency Services.”
**	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey 08543-9081, an affiliate of the Investment Adviser, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15.—Portfolio Managers.

The Trust is managed by Kevin Rendino and Robert J. Martorelli, who are jointly and primarily responsible for the day-to-day management of the Trust’s portfolio and the selection of its investments. Information about each portfolio manager’s compensation, other accounts he manages and his ownership of Merrill Lynch Fund or Mercury Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the Merrill Lynch Registration Statement and the section entitled “Management of the Fund - Management and Advisory Arrangements” in Part B of the Mercury Registration Statement.

Item 16.—Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the sections entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the Merrill Lynch Registration Statement and in Part B of the Mercury Registration Statement.

Item 17.—Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust. The Trust does not issue stock certificates.

Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18.—Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a)  Purchase of Beneficial Interests in the Trust.

The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the net aggregate asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the NYSE or the next determination of net asset value of the Trust.

Securities that are held by the Trust that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

The Trust employs pricing services to provide certain securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust’s Board of Trustees.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b)  Fund Reorganizations.    Not Applicable.

(c)  Offering Price.    Not Applicable.

Item 19.—Taxation of the Trust

The Trust is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of the Trust as a partnership, each investor in the Trust takes into account its share of the Trust’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Trust’s fiscal year end is June 30. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

Certain transactions of the Trust are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Trust to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

        If the Trust purchases shares of an investment company (or similar investment entity) organized under foreign law, the Feeder Funds, by virtue of their ownership of Trust beneficial interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Trust, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, the Funds could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Trust may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing Feeder Funds that are RICs will be treated as owners of their proportionate shares of the Trust’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 20.—Underwriters.

The exclusive placement agent for the Trust is FAMD (the “Placement Agent”), an affiliate of each Investment Adviser and of Merrill Lynch, Pierce, Fenner & Smith Incorporated, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. Pursuant to the Placement Agency Agreement, the Trust agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Trust and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Trust.

Item 21.—Calculation of Performance Data.

Not Applicable.

Item 22.—Financial Statements.

The audited financial statements of the Trust, including the report of the Trust’s independent registered public accounting firm, are incorporated in this Part B by reference to the 2005 Annual Report of the Merrill Lynch Fund and the 2005 Annual Report of the Mercury Fund. You may request a copy of the Annual Reports at no charge by calling (800) 637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

PART C.    OTHER INFORMATION

Item 23.—Exhibits.

Exhibit Number
1	(a)	— Certificate of Trust of the Registrant. (a)

(b	)	— Declaration of Trust of the Registrant, dated May 2, 2000. (a)

2		— By-Laws of the Registrant, revised and effective November 23, 2004.*

3		— Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant. (b)

4		— Form of Investment Advisory Agreement between the Registrant and Fund Asset Management, L.P. (a)

5		— Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6		— None.

7		— Form of Custodian Agreement between the Registrant and The Bank of New York. (f)

8	(a)	— Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc. (a)

(b	)	— Form of Subscription Agreement for the acquisition of interests in the Registrant. (a)

(c	)(1)	— Amended and Restated Credit Agreement between the Registrant and a syndicate of banks. (c)

(c	)(2)	— Form of Second Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (g)

(c	)(3)	— Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (i)

(c	)(4)	— Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (j)

(c	)(5)	— Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (l)

(d	)	— Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company. (d)

(e	)	— Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now MLIM LLC), dated August 10, 2001. (h)

9		— Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10		— Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.*

11		— None.

12	(a)	— Certificate of Merrill Lynch Basic Value Fund, Inc. (a)

(b	)	— Certificate of Mercury Basic Value Fund, Inc. (a)

13		— None.

14		— None.

15		— Code of Ethics. (e)

16		— Power of Attorney. (k)

*	Filed herewith.
(a)	Previously filed as exhibits to the Registrant’s initial Registration Statement on Form N-1A on October 13, 2000.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s amended By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit (b ) to the Issuer Tender Offer Statement in Schedule TO of Merrill Lynch Servicer Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(d)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(e)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registrations Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936), filed on January 27, 2004.
(f)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of The Asset Program, Inc. (File No. 33-53887), filed on March 21, 2002.
(g)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(h)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(i)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(j)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(k)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of Merrill Lynch U.S. Treasury Money Fund (File No. 33-37537), filed on March 24, 2005.
(l)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329) filed on January 14, 2005.

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Item 24.—Persons Controlled by or under Common Control with the Trust.

The Trust does not control and is not under common control with any other person.

Item 25.—Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)  the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)  the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)  there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)  a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)  an independent legal counsel in a written opinion.

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Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Section 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions.

The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.—Business and Other Connections of the Investment Adviser.

See Item 5 in Part A and Item 14 in Part B of the Trust’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two fiscal years is incorporated herein by reference from Item 26 in Part C of the Registration Statement on Form N-1A of Merrill Lynch Basic Value Fund, Inc. and Item 26 in Part C of the Registration Statement on Form N-1A of Mercury Basic Value Fund, Inc.

Item 27.—Principal Underwriters.

(a)  FAM Distributors, Inc. (“FAMD”) acts as the placement agent for the Registrant and as principal underwriter for the following open-end registered investment companies: FDP Series, Inc., Financial Institutions Series Trust, Managed Account Series, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Equity Opportunities Fund, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, FAM Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., FAM Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Frank Porcelli	President and Director	None
Andrew J. Donohue	Director	None
Michael G. Clark	Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
Stephen W. Mandella	Treasurer	None
Daniel Dart	Director	None
Jerry W. Miller	Director	None
Alice A. Pellegrino	Secretary	Secretary

(c)  Not Applicable.

Item 28.—Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536) and Financial Data Services, Inc. (4800 Deer Lake Drive East, Jacksonville, Florida 33246-6484).

Item 29.—Management Services.

Other than as set forth or incorporated by reference in Item 5 in Part A and Items 12 and 14 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.—Undertakings.

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 20th day of October, 2005.

MASTER BASIC VALUE TRUST (Registrant)

By:	/s/ Donald C. Burke
(Donald C. Burke, Vice President and Treasurer)

INDEX TO EXHIBITS

Exhibit Number	Description

2	— By-Laws of the Registrant, revised and effective November 23, 2004.

10	— Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.